Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of CBL International Limited of our report dated March 31, 2022, relating to the consolidated financial statements of Banle International Group Limited and Subsidiaries for the years ended December 31, 2021 and 2020, which appear in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

February 27, 2023